UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 21, 2006 (April 17, 2006)
SUNOCO LOGISTICS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1735 Market Street, Philadelphia, PA	19103-7583

(Address of principal executive offices)	(Zip Code)
(866) 248-4344
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     At a regularly scheduled meeting held on April 17, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Sunoco Partners LLC (the “Company”), general partner of Sunoco Logistics Partners L.P. (the “Partnership”), approved: (1) awards of performance-based restricted units to certain key employees, including named executive officers, subject to the terms of the Company’s Long-Term Incentive Plan (the “LTIP”); and (2) a definition of the word “retirement,” that clarifies the manner in which LTIP benefits are to be administered.
     The Committee also established the performance goals for the performance-based restricted units. Actual payout of the restricted units (in the form of common units, representing limited partnership interests in the Partnership) is conditioned upon the Partnership’s level of attainment of certain financial performance measures relative to an identified peer group during the applicable three-year restriction period. A copy of the LTIP was filed as Exhibit 10.3 to the Partnership’s Current Report on Form 8-K, filed December 27, 2005. Copies of form agreements under the LTIP were filed as Exhibits 10.4 and 10.5 to the Partnership’s Current Report on Form 8-K, filed December 27, 2005.
     The foregoing disclosures, together with the LTIP and the forms of restricted unit agreements previously filed, contain the material terms and conditions for participation in the compensation arrangements described herein. In reliance on Instruction 1 to Item 601(b)(10) of Regulation S-K, the Partnership is not filing each named executive officer’s personal arrangement under the LTIP.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LOGISTICS PARTNERS LP.

By:	Sunoco Partners LLC, its General Partner

By: /s/ JENNIFER L. ANDREWS

Name: Jennifer L. Andrews Title: Comptroller

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